Exhibit 99.1

Critical Path, Inc.	415.541.2500 (Main)
350 The Embarcadero	415.541.2300 (Fax)
San Francisco, CA 94105-1204	www.criticalpath.net

Critical Path Announces Third Quarter 2004 Results

Results In Line With Guidance

Revenues Increase Sequentially and Year-Over-Year

SAN FRANCISCO, Calif. (October 28, 2004) – Critical Path, Inc. (Nasdaq: CPTH), a global provider of digital communications software and services, today announced financial results for the third quarter ended September 30, 2004.

Revenues for the third quarter of 2004 were $17.5 million, compared to $17.0 million in the second quarter of 2004 and $16.2 million in the third quarter of 2003.

GAAP Results

Net loss attributable to common shareholders, based on United States generally accepted accounting principles (GAAP), for the third quarter of 2004 was $29.0 million, or $1.37 per share, compared to a net loss of $12.4 million, or $0.59 per share, in the second quarter of 2004 and a net loss of $18.6 million, or $0.92 per share, in the third quarter of 2003. Total cost of net revenues and operating expenses, based on GAAP, were $27.7 million in the third quarter of 2004, compared to $30.3 million in the second quarter of 2004 and $26.7 million in the third quarter of 2003.

Adjusted EBITDA Results

Earnings before interest, taxes, depreciation and amortization, adjusted to exclude other items such as restructuring expenses, stock-based compensation expenses, other income (expense), loss on extinguishment of debt, non-cash severance, gain on investments and accretion on mandatorily redeemable preferred stock, or adjusted EBITDA (a non-GAAP measure), for the third quarter was a loss of $4.9 million, or $0.23 per share, compared to a loss of $7.9 million or $0.37 per share in the second quarter of 2004 and a loss of $5.6 million, or $0.28 per share in the third quarter of 2003. Total cost of net revenues and operating expenses on an adjusted EBITDA basis were $22.4 million in the third quarter of 2004, compared to $24.9 million in the second quarter of 2004 and $21.8 million in the third quarter of 2003.

“We are pleased that revenues as well as our operating expenses on an adjusted EBITDA basis improved in the third quarter, in line with guidance,” said Mark Ferrer, chief executive officer of Critical Path. “We are focused and executing on our strategy to provide messaging solutions to the fixed line, broadband and mobile markets.”

As of September 30, 2004, the Company’s cash and cash equivalents totaled $20.2 million, compared to its June 30, 2004 balance of $23.6 million and its September 30, 2003 balance of $18.2 million.

Guidance

The Company currently expects revenue for the fourth quarter to be in the range of $17.0 million to $20.0 million.

Critical Path Announces Third Quarter 2004 Results

The following guidance is on an adjusted EBITDA (non-GAAP) basis as described above. If the Company is successful in delivering the middle to high end of its revenue range, it expects total gross margins in the fourth quarter to increase to a range of 44% to 49% and for the first quarter of 2005, the Company expects gross margins to be between 48% and 53%. Additionally, the Company expects its operating expenses to decrease from $12.0 million in the third quarter to between $10.0 million to $11.0 million in the fourth quarter and expects its operating expenses in the first quarter of 2005 to be approximately consistent with the fourth quarter of 2004.

Regulation G

Due to the forward-looking nature of the projections of gross margins and operating expenses on an adjusted EBITDA basis given directly above, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP measures is not available without unreasonable effort. The Company believes that the information necessary to reconcile the non-GAAP financial measures to GAAP, such as future restructuring costs, are not reasonably estimable or predictable. In addition, the amount of future restructuring costs could be significant to the Company’s results in any given period.

The Company uses both GAAP and non-GAAP metrics to measure its financial results. It utilizes two primary non-GAAP metrics: income (loss) on an adjusted EBITDA basis and operating costs on an adjusted EBITDA basis. The most directly comparable GAAP measures are the net loss attributable to common shareholders and the total of cost of net revenues and operating expenses, respectively. Management believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. In addition, management believes these non-GAAP metrics are useful to investors because they remove unusual and nonrecurring charges that occur in the affected period and provide a basis for measuring the Company’s financial condition against other quarters. Since the Company has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The calculations for these non-GAAP metrics are in the alternative measurement reconciliation table below.

Conference Call

Critical Path will host a conference call on Thursday, October 28, 2004, at 8:30 a.m. Eastern Time to discuss the financial results for the third quarter of 2004. The conference call is scheduled to last up to one hour. Those who would like to participate should dial +1 877-231-3543 (domestic) or +1 706-634-1329 (international) five to ten minutes prior to the scheduled start time. In addition, the conference call and a subsequent replay will be available via Web cast from the Company’s Web site, www.criticalpath.net. A replay of the conference call will also be available by telephone for two weeks following the call; to access the telephone replay, please dial +1 800-642-1687 (domestic) or +1 706-645-9291 (international), passcode 1541757. The Web cast and this earnings release will be available on the Company’s Web site for twelve months following the conference call.

About Critical Path, Inc.

Critical Path, Inc. (Nasdaq: CPTH) is a global provider of digital communications software and services, headquartered in San Francisco, California. More information is available at www.criticalpath.net.

Critical Path Announces Third Quarter 2004 Results

Forward-Looking Statements:

This press release contains forward-looking statements by the Company and its executives regarding the Company’s future financial performance. The words and expressions “look forward to,” “will,” “expect,” “plan,” “believe,” “seek,” “strive for,” “anticipate,” “hope,” “estimate” and similar expressions are intended to identify the Company’s forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, unplanned system interruptions and capacity constraints, software and service design defects. These and other risks and uncertainties are described in more detail in the Company’s filings with the United States Securities and Exchange Commission (www.sec.gov) made from time to time, including Critical Path’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, Forms 10-Q for the three months ended March 31 and June 30, 2004 and Current Reports on Form 8-K, as may be amended from time to time, and all subsequent filings with the United States Securities and Exchange Commission (www.sec.gov). The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: See attached tables.

Note to Editors: Critical Path and the Critical Path logo are the trademarks of Critical Path, Inc. All other trademarks are the property of their holders.

# # #

Contact Information

For Reporters and Editors: Critical Path, Inc. Michelle Weber 415.541.2575 pr@criticalpath.net www.criticalpath.net	For Investors: Critical Path, Inc. Investor Relations 415.541.2619 ir@criticalpath.net www.criticalpath.net

Critical Path, Inc.

Condensed Consolidated Balance Sheets

	December 31, 2003	June 30, 2004	September 30, 2004
	(in thousands; unaudited)
ASSETS
Current assets
Cash and cash equivalents	$18,984	$23,550	$20,152
Accounts receivable, net	16,880	21,624	15,730
Other current assets	4,664	5,846	5,919

Total current assets	40,528	51,020	41,801
Property and equipment, net	14,821	11,587	10,086
Goodwill	6,613	6,613	6,613
Other assets	5,763	7,520	6,300

Total assets	$67,725	$76,740	$64,800

LIABILITIES, MANDATORY REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$5,022	$4,704	$4,877
Accrued expenses	20,755	24,094	22,676
Deferred revenue	8,856	11,849	9,925
Loan line of credit	2,298	—	—
Capital lease and other obligations, current	1,721	926	1,310
Convertible notes payable, current	—	5,610	5,565

Total current liabilities	38,652	47,183	44,353
Deferred revenue long-term	1,343	1,304	1,249
Convertible notes payable, long-term	48,375	76,356	—
Capital lease and other obligations, long-term	1,295	706	385
Embedded derivative liability	24,890	15,330	2,092

Total liabilities	114,555	140,879	48,079

Mandatorily redeemable preferred stock	30,411	36,906	117,381

Total shareholders’ equity	(77,241)	(101,045)	(100,660)

Total liabilities and shareholders’ equity	$67,725	$76,740	$64,800

Critical Path, Inc.

Condensed Consolidated Statement of Operations on a United States GAAP Basis

	Three Months Ended			Nine Months Ended
	September 30, 2003	June 30, 2004	September 30, 2004	September 30, 2003	September 30, 2004
	(in thousands, except per share amounts; unaudited)
NET REVENUE
SW licensing	$4,264	$5,407	$4,744	$14,903	$14,402
Hosted messaging	4,583	3,711	4,621	14,825	12,675
Professional services	2,574	2,936	3,092	8,949	8,687
Maintenance and support	4,744	4,962	5,038	13,658	15,825

Total net revenue	16,165	17,016	17,495	52,335	51,589

COST OF NET REVENUE
SW licensing	541	1,708	1,322	3,060	3,941
Hosted messaging	6,196	6,570	5,995	19,562	18,946
Professional services	2,734	3,034	2,667	9,094	8,795
Maintenance and support	1,263	1,322	1,422	4,579	4,193
Stock-based expense - Hosted messaging	—	—	—	8	5
Stock-based expense - Professional services	—	—	—	3	—
Stock-based expense - Maintenance and support	—	—	—	6	—
Restructuring expense	—	175	—	—	175

Total cost of net revenue	10,734	12,809	11,406	36,312	36,055

GROSS PROFIT	5,431	4,207	6,089	16,023	15,534

OPERATING EXPENSES
Selling and marketing	7,150	6,035	5,242	24,390	18,216
Research and development	4,608	5,344	5,260	14,044	16,383
General and administrative	3,228	3,771	2,854	9,774	9,747
Stock-based expense - Sales and marketing	—	30	—	18	44
Stock-based expense - Research and development	—	—	—	15	18
Stock-based expense - General and administrative	—	1,182	308	9	1,499
Restructuring expense	953	1,144	2,590	5,034	4,799

Total operating expenses	15,939	17,506	16,254	53,284	50,706

OPERATING LOSS	(10,508)	(13,299)	(10,165)	(37,261)	(35,172)

Interest and other income (expense), net	(4,796)	4,668	(3,123)	(9,249)	3,632
Loss on extinguishment of debt	—	—	(12,783)	—	(12,783)
Gain on investments	—	—	—	349	—

Loss before provision for income taxes	(15,304)	(8,631)	(26,071)	(46,161)	(44,323)

Provision for income taxes	(273)	(445)	(88)	(754)	(899)

NET LOSS	(15,577)	(9,076)	(26,159)	(46,915)	(45,222)

Accretion on mandatorily redeemable preferred stock	(3,025)	(3,348)	(2,886)	(9,529)	(9,381)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(18,602)	$(12,424)	$(29,045)	$(56,444)	$(54,603)

Net loss per share	$(0.77)	$(0.43)	$(1.24)	$(2.36)	$(2.15)

Net loss per share attributable to common	$(0.92)	$(0.59)	$(1.37)	$(2.84)	$(2.59)

Shares used in the per share calculations	20,126	21,157	21,171	19,889	21,075

Critical Path, Inc.

Condensed Consolidated Statement of Operations on a Non-GAAP (Adjusted EBITDA*) Basis

	Three Months Ended			Nine Months Ended
	September 30, 2003	June 30, 2004	September 30, 2004	September 30, 2003	September 30, 2004
	(in thousands, except per share amounts; unaudited)
NET REVENUE
SW licensing	$4,264	$5,407	$4,744	$14,903	$14,402
Hosted messaging	4,583	3,711	4,621	14,825	12,675
Professional services	2,574	2,936	3,092	8,949	8,687
Maintenance and support	4,744	4,962	5,038	13,658	15,825

Total net revenue	16,165	17,016	17,495	52,335	51,589

COST OF NET REVENUE
SW licensing	541	1,708	1,321	3,060	3,940
Hosted messaging	4,190	5,494	5,034	12,445	15,726
Professional services	2,581	2,994	2,637	8,594	8,668
Maintenance and support	1,063	1,302	1,403	3,879	4,132

Total cost of net revenue	8,375	11,498	10,395	27,978	32,466

GROSS PROFIT	7,790	5,518	7,100	24,357	19,123

OPERATING EXPENSES
Selling and marketing	6,654	5,854	5,093	22,570	17,616
Research and development	3,833	4,513	4,125	12,064	13,488
General and administrative	2,941	3,061	2,781	8,744	8,769

Total operating expenses	13,428	13,428	11,999	43,378	39,873

ADJUSTED EBITDA LOSS	(5,638)	(7,910)	(4,899)	(19,021)	(20,750)

Adjusted EBITDA loss per share	$(0.28)	$(0.37)	$(0.23)	$(0.96)	$(0.98)

Shares used in the per share calculations	20,126	21,157	21,171	19,889	21,075

*	Excludes interest, taxes, depreciation and amortization as well as other items such as restructure expense, stock-based expense, gain on investments, non-cash severance and accretion on mandatorily redeemable preferred stock.

Critical Path, Inc.

Alternative Measurements Reconciliation

The following table provides a reconcilation between the Company’s Non-GAAP results, Adjusted EBITDA Loss, to the

Company’s Condensed Consolidated Statement of Operations on a United States GAAP basis.

	Three Months Ended			Nine Months Ended
	September 30, 2003	June 30, 2004	September 30, 2004	September 30, 2003	September 30, 2004
	(in thousands, except per share amounts; unaudited)
Adjusted EBITDA loss	$(5,638)	$(7,910)	$(4,899)	$(19,021)	$(20,750)
Interest and other income (expense), net	(4,796)	4,668	(3,123)	(9,249)	3,632
Loss on extinguishment of debt	—	—	(12,783)	—	(12,783)
Gain on investment	—	—	—	349	—
Provision for income taxes	(273)	(445)	(88)	(754)	(899)
Depreciation and amortization	(3,917)	(2,282)	(2,368)	(13,147)	(7,306)
Non-cash severance	—	(576)	—	—	(576)
Restructuring expenses	(953)	(1,319)	(2,590)	(5,034)	(4,974)
Stock-based expenses	—	(1,212)	(308)	(59)	(1,566)

Net loss	(15,577)	(9,076)	(26,159)	(46,915)	(45,222)
Accretion on mandatorily redeemable preferred stock	3,025	3,348	2,886	9,529	9,381

Net loss attributable to common shareholders	$(18,602)	$(12,424)	$(29,045)	$(56,444)	$(54,603)

Net loss per share	$(0.77)	$(0.43)	$(1.24)	$(2.36)	$(2.15)

Net loss per share attributable to common	$(0.92)	$(0.59)	$(1.37)	$(2.84)	$(2.59)

Shares used in the per share calculations	20,126	21,157	21,171	19,889	21,075

The following table provides a reconcilation between the total cost of net revenues and operating expenses on an Adjusted EBITDA basis to the Company’s cost of revenues and operating expenes on a United States GAAP basis.

	Three Months Ended			Nine Months Ended
	September 30, 2003	June 30, 2004	September 30, 2004	September 30, 2003	September 30, 2004
	(in thousands, except per share amounts; unaudited)
Total cost of net revenues and operating expenses on an Adjusted EBITDA basis	$21,803	$24,926	$22,394	$71,356	$72,339
Depreciation and amortization	(3,917)	(2,282)	(2,368)	(13,147)	(7,306)
Non-cash severance	—	(576)	—	—	(576)
Restructuring expenses	(953)	(1,319)	(2,590)	(5,034)	(4,974)
Stock-based expenses	—	(1,212)	(308)	(59)	(1,566)

Total cost of net revenues and operating expenses on a United States GAAP basis	$26,673	$30,315	$27,660	$89,596	$86,761